                                                                  Exhibit 99.01

                         INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Century Communications Corp.
New Canaan, Connecticut

  We have audited the accompanying consolidated balance sheets of Century Communications Corp. and subsidiaries as of May 31, 1999 and 1998, and the related consolidated statements of operations and cash flows for each of the three years in the period ended May 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Century Communications Corp. and subsidiaries as of May 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended May 31, 1999 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Stamford, Connecticut
July 29, 1999
(August 26, 1999 as to Note 17)

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                              Amounts in Thousands

                                                                   May 31,
                                                            ---------------------
                                                               1999       1998
                                                            ---------- ----------
ASSETS
Current assets:
  Cash and short-term investments.........................  $  626,155 $  285,498
  Accounts receivable less allowance for doubtful accounts
   of
   $3,311 and $1,695, respectively........................      16,775     16,109
  Prepaid expenses and other current assets...............       3,705      3,465
  Investment in marketable equity securities--current.....      49,143         --
  Net assets of discontinued operations...................          --     37,323
                                                            ---------- ----------
  Total current assets....................................     695,778    342,395
Property, plant and equipment--net........................     585,693    565,965
Investment in marketable equity securities................      25,756     52,451
Debt issuance costs, less accumulated amortization of
 $22,464 and $16,013, respectively........................      27,057     33,829
Cable television franchises, less accumulated amortization
 of $361,498 and $324,835, respectively...................     296,280    344,612
Excess of purchase price over value of net assets
 acquired, less accumulated amortization of $43,001 and
 $40,612, respectively....................................     158,869    166,570
Other assets..............................................      10,866      9,360
                                                            ---------- ----------
                                                            $1,800,299 $1,515,182
                                                            ========== ==========

                 See notes to consolidated financial statements

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

                    Amounts in Thousands (Except Share Data)

                                                                 May 31,
                                                          ----------------------
                                                             1999        1998
                                                          ----------  ----------
LIABILITIES AND COMMON STOCKHOLDERS' DEFICIENCY
Current liabilities:
  Current maturities of long-term debt................... $   20,050  $   20,050
  Accounts payable.......................................     35,053      35,983
  Accrued expenses and other current liabilities.........    102,260      97,499
                                                          ----------  ----------
    Total current liabilities............................    157,363     153,532
Long-term debt...........................................  2,022,640   2,009,052
Deferred income taxes....................................      5,290       5,170
Minority interest in subsidiaries........................     74,915      67,030
Other deferred income....................................      5,410       5,650
Commitments and contingencies (See Notes)
Common stockholders' deficiency:
  Common stock, par value $.01 per share:
  Class A, authorized 400,000,000 shares, issued,
   67,232,335 and 65,684,888 shares, respectively, and
   outstanding 33,423,167 and 31,954,085 shares,
   respectively..........................................        672         657
  Class B, authorized 300,000,000 shares, issued and
   outstanding 42,322,059 and 42,726,115  shares,
   respectively..........................................        423         427
  Additional paid-in capital.............................    191,234     178,893
  Other, including 33,809,168 and 33,730,803 treasury
   shares, respectively..................................   (143,818)   (135,215)
  Accumulated deficit....................................   (513,830)   (770,014)
                                                          ----------  ----------
    Total common stockholders' deficiency................   (465,319)   (725,252)
                                                          ----------  ----------
                                                          $1,800,299  $1,515,182
                                                          ==========  ==========

                 See notes to consolidated financial statements

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                    Amounts in Thousands (Except Share Data)

                                                     Year Ended May 31,
                                              ----------------------------------
                                                 1999        1998        1997
                                              ----------  ----------  ----------
Revenue.....................................  $  519,584  $  484,736  $  459,646
                                              ----------  ----------  ----------
Costs and expenses:
  Cost of services..........................     111,603     103,932     100,789
  Selling, general and administrative.......     115,790     122,307     111,467
  Depreciation and amortization.............     158,153     154,029     159,547
  Merger costs..............................       7,922          --          --
                                              ----------  ----------  ----------
                                                 393,468     380,268     371,803
                                              ----------  ----------  ----------
Operating income............................     126,116     104,468      87,843
Interest expense............................     191,803     172,608     157,730
Gain on sale of assets......................       5,646          --          --
Other income (expense)......................          79       1,533        (171)
                                              ----------  ----------  ----------
Loss from continuing operations before
 income tax benefit, minority interest and
 extraordinary item.........................     (59,962)    (66,607)    (70,058)
Income tax benefit..........................     (13,453)       (624)    (23,363)
                                              ----------  ----------  ----------
Loss from continuing operations before
 minority interest and extraordinary item...     (46,509)    (65,983)    (46,695)
Minority interest in income of
 subsidiaries...............................     (11,597)    (11,899)     (7,170)
                                              ----------  ----------  ----------
Loss from continuing operations.............     (58,106)    (77,882)    (53,865)
                                              ----------  ----------  ----------
Discontinued operations:
  Loss from discontinued operations, net of
   income tax benefit of $13,597 and $7,295
   and minority interest in losses of
   $21,193 and $22,584 for the years ended
   May 31, 1998 and 1997, respectively......          --     (43,089)    (80,428)
  Gain on sale of discontinued operations
   (less applicable income taxes of $25,739)
   in 1999..................................     314,290          --          --
                                              ----------  ----------  ----------
                                                 314,290     (43,089)    (80,428)
                                              ----------  ----------  ----------
Income (loss) before extraordinary item.....     256,184    (120,971)   (134,293)
Extraordinary item--loss on early retirement
 of debt, net of income tax benefit of
 $5,379.....................................          --          --      (7,582)
                                              ----------  ----------  ----------
  Net income (loss).........................  $  256,184  $ (120,971) $ (141,875)
                                              ==========  ==========  ==========
Dividend on discontinued subsidiary
 convertible redeemable preferred stock.....  $       --  $    5,225  $    4,850
                                              ==========  ==========  ==========
Net income (loss) applicable to common
 shares.....................................  $  256,184  $ (126,196) $ (146,725)
                                              ==========  ==========  ==========
Net income (loss) per common share--basic
 and diluted:
  Loss from continuing operations...........        (.77) $    (1.11) $     (.78)
  Loss from discontinued operations.........          --        (.58)      (1.08)
  Gain on sale of discontinued operations...        4.18          --          --
  Extraordinary item--loss on early
   retirement of debt.......................          --          --       (0.10)
                                              ----------  ----------  ----------
  Net income (loss) per common share--basic
   and diluted..............................  $     3.41  $    (1.69) $    (1.96)
                                              ==========  ==========  ==========
Weighted average number of common shares
 outstanding during the period--basic and
 diluted....................................  75,088,000  74,770,000  74,675,000
                                              ==========  ==========  ==========

                 See notes to consolidated financial statements

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                              Amounts in Thousands

                                                  Year Ended May 31,
                                            ---------------------------------
                                              1999       1998        1997
                                            ---------  ---------  -----------
Operating Activities:
  Cash received from subscribers and
   others.................................. $ 635,438  $ 616,043  $   557,224
  Cash paid to suppliers, employees and
   governmental agencies...................  (376,415)  (327,271)    (330,862)
  Interest paid............................  (135,290)  (129,148)    (119,419)
                                            ---------  ---------  -----------
    Net Cash Provided by Operating
     Activities............................   123,733    159,624      106,943
                                            ---------  ---------  -----------
Investing Activities:
  Capital expenditures.....................  (121,523)  (113,222)     (79,563)
  Cable television franchise expenditures..    (1,307)    (1,764)      (2,105)
  Acquisition of other assets..............    (2,668)    (1,524)        (885)
  Acquisition of cable television systems..    (4,003)   (70,994)     (13,928)
  Sale of discontinued operations..........   360,115         --           --
  Sale of radio stations...................    11,538         --           --
                                            ---------  ---------  -----------
    Net Cash Provided By (Used in)
     Investing Activities..................   242,152   (187,504)     (96,481)
                                            ---------  ---------  -----------
Financing Activities:
  Proceeds from long-term borrowings.......        --    813,659    1,043,000
  Principal payments on long-term debt.....   (37,050)  (575,550)  (1,039,050)
  Debt issuance costs......................        --    (18,307)      (9,017)
  Purchase of treasury stock...............    (1,505)   (12,576)      (2,358)
  Issuance of common stock.................     8,562      2,951        3,822
                                            ---------  ---------  -----------
    Net Cash (Used in) Provided by
     Financing Activities..................   (29,993)   210,177       (3,603)
                                            ---------  ---------  -----------
Net Increase in Cash and Short-Term
 Investments--Continuing Operations........   335,892    182,297        6,859
Cash Flows of Discontinued Operations--
 Net.......................................     4,765    (48,746)     (19,504)
Cash and Short-Term Investments--Beginning
 of Year...................................   285,498    151,947      164,592
                                            ---------  ---------  -----------
Cash and Short-Term Investments--End of
 Year...................................... $ 626,155  $ 285,498  $   151,947
                                            =========  =========  ===========

                 See notes to consolidated financial statements

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

                              Amounts in Thousands

                                                  Year Ended May 31,
                                             --------------------------------
                                               1999        1998       1997
                                             ---------   ---------  ---------
Reconciliation of Net Income (Loss) to Net
 Cash Provided by Operating Activities
Net Income (Loss)..........................  $ 256,184   $(120,971) $(141,875)
Adjustments to reconcile net income (loss)
 to net cash provided by
 operating activities:
  Depreciation and amortization............    158,153     154,029    159,547
  Minority interest in income of
   subsidiaries--continuing operations.....     11,597      11,899      7,170
  Deferred income taxes....................        121      (4,812)   (32,905)
  Non cash interest charges................     57,393      39,138     30,006
  Gain on sale of discontinued operations..   (340,029)         --         --
  Gain on sale of assets and other.........     (7,237)         --         --
  Loss from discontinued operations--net...         --      43,089     80,428
  Change in assets and liabilities net of
   effects of acquired cable television
   systems:
    Accounts receivable--
     (increase)/decrease...................       (866)      5,189    (10,799)
    Prepaid expenses and other current
     assets--(increase)/decrease...........       (268)      5,437        323
    Accounts payable and accrued expenses--
     (decrease)/increase...................    (11,315)     26,626     15,048
                                             ---------   ---------  ---------
      Total adjustments....................   (132,451)    280,595    248,818
                                             ---------   ---------  ---------
Net Cash Provided by Operating Activities..  $ 123,733   $ 159,624  $ 106,943
                                             =========   =========  =========

                 See notes to consolidated financial statements

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    Years Ended May 31, 1999, 1998 and 1997
            (Amounts in thousands except subscriber and share data)

NOTE 1. Significant Accounting Policies

 Principles of consolidation

  The consolidated financial statements include the accounts of Century Communications Corp., all of its subsidiaries and certain partnership interests (the "Company") from their respective dates of acquisition (see Note
5). Included in subsidiaries are the 50% indirectly-owned: Century Venture Corp. and Subsidiary, Century-ML Cable Venture and Subsidiary, and Citizens Century Cable Television Venture (see Note 12). All material intercompany transactions and balances have been eliminated. As discussed more thoroughly in Note 3, Centennial Cellular Corp. (the "Wireless Telephone Segment") and the Company's Australian operations, including ECT, were sold during the quarter ended February 28, 1999. Accordingly, the consolidated financial statements reflect the sale of these segments during the year ended May 31, 1999 and reflect the operating results and cash flows of these segments as discontinued operations for the years ended May 31, 1998 and 1997. The consolidated balance sheet at May 31, 1998 segregates the net assets of these discontinued operations.

 Revenue recognition

  Revenues includes earned subscriber service revenues and charges for installation and connections, net of programmers' share of pay television revenues. Such programmers' share netted against revenues amounted to $152,236, $131,792 and $114,591 in 1999, 1998 and 1997, respectively. Also included within revenues was investment income of $20,678, $8,187 and $3,880 in 1999, 1998 and 1997, respectively.

  Charges for installations and connections, which are non-refundable, are recognized into revenue upon completion of the installation or reconnection. Subscriber services paid in advance are recognized as income when earned.

 Investment in marketable equity securities

  The Company classifies its investments in debt and equity securities as available for sale in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115 "Accounting for Certain Investments in Debt and Equity Securities".

  Unrealized holding gains and losses, net of the related income tax effect on these securities are excluded from earnings and are reported as a component of stockholders' deficiency (included within other comprehensive income) until realized. Equity securities at May 31, 1999 and 1998 are stated at their fair market values. The adjusted cost basis of these equity securities was $58,011 and $32,255 at May 31, 1999 and 1998, respectively. The May 31, 1999 adjusted cost basis includes approximately $25,756 of equity securities received during fiscal 1999 in relation to the sale of the Company's Australian Operations. The Company recorded a decrease in the unrealized gain of $3,308 during the year ended May 31, 1999, an increase in the unrealized gain of $7,333 during the year ended May 31, 1998 and a decrease in the unrealized gain of $7,950 during the year ended May 31, 1997.

 Debt issuance costs

  Costs associated with the issuance of the Company's debt securities and credit facilities (Note 8) have been capitalized and are being amortized on a straight-line basis over the expected lives of the issues.

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)

 Property, plant and equipment

  Property, plant and equipment is stated at cost. Depreciation is computed principally using the straight-line method over the following estimated useful lives of the assets:

Buildings....................................................... 15 - 25 years
Cable television transmission and distribution systems and
 related equipment..............................................  8 - 15 years
Miscellaneous equipment and furniture and fixtures..............  3 - 15 years

  The cost of connections for new cable television subscribers are capitalized at standard per subscriber rates for labor, materials and overhead. Expenditures for maintenance and repairs are charged to operating expense as incurred, and betterments, replacement equipment and additions are capitalized.

 Cable television franchises

  Cable television franchises principally consist of amounts allocated under purchase accounting (see Note 5). Such amounts are amortized using the straight-line method over the lives of the franchises (generally ranging from 10 to 15 years).

 Excess of purchase price over value of net assets acquired

  The excess of purchase price over value of net assets acquired ("goodwill") is being amortized using the straight-line method over a period of 40 years.

 Income taxes

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" which provides that the deferred tax provision is determined by the liability method. Deferred tax assets and liabilities are recognized based on the differences between the book and tax basis of assets and liabilities using presently enacted tax rates.

 Comprehensive income (loss)

  The Company applies the provisions of the Financial Accounting Standards Board's Statement of Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 requires the reporting and display of comprehensive income, which is composed of net income (loss) and other comprehensive income or loss items, in a full set of general purpose financial statements. Other comprehensive income (loss) items for the Company include unrealized appreciation of marketable securities and foreign currency translation adjustments (1998 and 1997 only). Under generally accepted accounting principles, these other comprehensive income (loss) items are excluded from net income and reflected as a component of equity.

 Segment Reporting

  The Company applies the provisions of the Financial Accounting Standards Board's Statement of Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 establishes standards for reporting information on operating segments in the financial statements. In accordance with this standard, the Company has determined that it currently operates in one business segment, the ownership and operation of cable television systems in the United States.

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)


 Loss per common share

  The Company applies the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). Under SFAS 128 Basic Earnings Per Share is calculated by dividing income (loss) applicable to common shares by weighted average common shares outstanding. Diluted Earnings Per Share reflects the potential dilution that could occur if potential common stock instruments of the Company were exercised, converted or issued.

  The loss per common share reflects a charge for the dividends on subsidiary convertible redeemable preferred stock of $5,225 and $4,850 for the years ended May 31, 1998 and 1997, respectively. These dividends are related to the Company's previously owned wireless telephone segment.

 Statement of cash flows

  Short-term investments classified as cash equivalents in the consolidated financial statements consist principally of overnight deposits, government securities and commercial paper with acquired maturities of three months or less.

 Management estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

 Valuation of long lived assets

  The Company, on a quarterly basis, undertakes a review and valuation of the net carrying value, recoverability and write-off period of all categories of its long lived assets. The Company in its valuation considers current market values of its properties, competition, prevailing economic conditions, government policy including taxation, and the Company's and the industry's historical and current growth patterns. The Company also considers its financial structure, including the underlying cost of securities which support the Company's internal growth and acquisitions, as well as the recoverability of the cost of its long lived assets based on a comparison of estimated undiscounted operating cash flows for the systems which generated long lived assets with the carrying value of the long lived assets. The Company's long lived assets are stated at the lower of cost or market and are amortized over their respective expected lives.

 Disclosure of fair value of financial instruments

  The carrying amount reported in the balance sheets for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates fair value because of the immediate short-term maturity of these financial instruments.

 Reclassifications

  Certain prior year balances have been reclassified to conform with the current year presentation.

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)


 New accounting pronouncements

  The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" in 1998, which will be effective for the Company in fiscal 2002. Additionally, during 1998 the AICPA's Accounting Standards Executive Committee issued Statement of Position (SOP) 98-5 "Reporting on the Cost of Start-up Activities", which will be effective for the Company in fiscal 2000. The Company believes these Statements will not have a material impact on the Consolidated Financial Statements of the Company when adopted.

NOTE 2. Agreement and Plan of Merger

  On March 5, 1999, the Company and Adelphia Communications Corporation ("Adelphia") jointly announced the signing of a definitive agreement (the "Merger Agreement") for the merger (the "Merger") of the Company with and into a newly formed direct, wholly-owned subsidiary of Adelphia (the "Merger Sub"). The Merger Sub will continue as the surviving company in the Merger. The Merger is expected to close in the third calendar quarter of 1999. The consolidated financial statements have been prepared on a historical basis and do not include any adjustments that might result from the completion of the Merger.

  Pursuant to the Merger Agreement, the Company's Class A Common stockholders will have the right to elect, on a share-by-share basis to receive either
0.77269147 of a share of Adelphia Class A common stock or $44.14 in cash for each share of the Company's Class A Common Stock that they own, and the Company's Class B Common stockholders will have the right to elect, on a share-by-share basis to receive either 0.84271335 of a share of Adelphia Class A common stock or $48.14 in cash for each share of the Company's Class B Common Stock that they own.

  Notwithstanding an election made by one of the Company's stockholders, at the effective time of the Merger (i) the aggregate number of shares of the Company's Class A Common Stock that may be converted into the right to receive cash in the Merger is equal to 20.76% of the number of shares of the Company's Class A Common Stock outstanding immediately prior to the effective time of the Merger (excluding shares held by dissenting stockholders), (ii) the aggregate number of shares of the Company's Class A Common Stock which may be converted into the right to receive shares of Adelphia Class A Common Stock in the Merger is equal to 79.24% of the number of such shares of the Company's Class A Common Stock outstanding immediately prior to the effective time of the Merger (excluding shares held by dissenting stockholders), (iii) the aggregate number of shares of the Company's Class B Common Stock that may be converted into the right to receive cash in the Merger is equal to 24.54% of the number of shares of the Company's Class B Common Stock outstanding immediately prior to the effective time of the Merger (excluding shares held by dissenting stockholders) and (iv) the aggregate number of shares of the Company's Class B Common Stock which may be converted into the right to receive shares of Adelphia Class A Common Stock in the Merger is equal to 75.46% of the number of shares of the Company's Class B Common Stock outstanding immediately prior to the effective time of the Merger (excluding shares held by dissenting stockholders).

  If the aggregate number of shares of the Company's Class A Common Stock or the Company's Class B Common Stock with respect to which elections have been made exceeds the aggregate number of shares of the Company's common stock of that class that may be converted into the right to receive a particular form of consideration in the Merger, then each share of the Company's common stock electing to receive the undersubscribed consideration will receive that consideration; and each share of the Company's common stock electing to receive the oversubscribed consideration will receive a portion of the Merger consideration in cash and a portion of the Merger consideration in Adelphia Class A Common Stock.

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)


  Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement will be paid by the party incurring such expenses. However, in the event the Company enters into or consummates a merger, consolidation or other business combination with a third party within twenty-four months after the date of termination of the Merger Agreement, the Company shall reimburse Adelphia's costs and expenses in connection with the Merger Agreement (subject to a maximum of $10,000) and pay Adelphia a termination fee of $100,000.

  On or about March 10, 1999, a lawsuit was commenced by the filing of a class action complaint (the "Complaint") by one of the Company's Class A Common stockholders on behalf of himself and all others similarly situated naming the Company's Class B Common stockholders and all of the Company's Directors as defendants for alleged breaches of fiduciary duty in connection with approval of the Merger consideration. The Company and Adelphia were also named as defendants for allegedly aiding and abetting in the foregoing breaches of fiduciary duty. The Complaint seeks damages in an unspecified amount and such other relief as may be appropriate. On July 21, 1999, the court granted the Company's and the other defendants' motion for extension of time to answer or otherwise respond to the complaint to the earlier of November 15, 1999 or twenty days after the effective date of the Merger.

  The closing of the Merger is subject to certain customary conditions, including the approval of the Merger by the shareholders of the Company and Adelphia, each party obtaining the required consents and all appropriate regulatory and other approvals, including from the Federal Communications Commission and local franchising authorities and under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). On April 20, 1999, the waiting period under the HSR Act for the Merger terminated. In connection with the Merger, the Company has completed filing the material applications seeking transfer of the Company's applicable franchise licenses with the FCC and local franchising authorities. There is no assurance that the Company will obtain such approvals or that the Merger will be consummated.

  At the effective time of the Merger, Adelphia will purchase Citizens Utilities Company's ("Citizens") 50% interest in the Century/Citizens Joint Venture, one of the Company's 50% owned joint ventures, for a purchase price of approximately $157,500, comprised of approximately $27,700 in cash, approximately 1.85 million shares of Adelphia Class A common stock and the assumption of indebtedness. This joint venture serves approximately 91,800 basic subscribers in California and is jointly owned by the Company and Citizens Cable Company, a subsidiary of Citizens.

  In addition, the Company, Adelphia and Dr. Leonard Tow, Chairman and Chief Executive Officer of the Company, have agreed that the Company will sell its shares of Class A Common Stock of Citizens to Dr. Tow at the effective time of the Merger at fair market value, based on the closing market price of such shares on the date the Merger Agreement was signed. Based on that closing price, the aggregate purchase price will be approximately $39,800. As of May 31, 1999, these shares constituted approximately 2% of the outstanding stock of Citizens.

NOTE 3. Merger/Sale of Business Segments

 Centennial Cellular Corp.

  On January 7, 1999, Centennial Cellular Corp. ("Centennial"), a former subsidiary of the Company, completed the previously announced merger of CCW Acquisition Corp., a company organized at the direction of Welsh, Carson, Anderson & Stowe, with and into Centennial (the "Centennial Merger"). As of the completion of the Centennial Merger, the Services Agreement between the Company and Centennial was terminated. As a

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)

holder of 8,561,819 shares of Class B Common Stock and 3,978 shares of Second Series Convertible Preferred Stock of Centennial, the Company received for its interest in Centennial approximately $360,100 in cash. The Company recorded a pre-tax gain upon the sale of Centennial of approximately $322,000 during the year ended May 31, 1999.

 Australian Operations

  The Company sold to UIH Asia/Pacific Communications Inc. ("UAP"), a unit of United International Holdings, Inc. ("UIH"), the Company's 25% ownership interest in XYZ Entertainment Pty. Limited ("XYZ") for approximately $24,600. Approximately 95% of the sales price was paid in the form of UIH Series B Convertible Preferred Stock ("UIH Convertible Stock") which is convertible at any time into approximately ten shares of UIH Class A Common Stock for each share of UIH Convertible Stock, at a conversion price of $21.25 per share. The Company may not sell, assign, pledge, transfer or otherwise convey any of these UIH securities prior to September 11, 1999.

  In fiscal 1999, East Coast Pay Television Pty. Limited ("ECT") sold substantially all of its operating assets to Austar Entertainment Pty Ltd. ("Austar"), a wholly owned subsidiary of UAP, for approximately $6,100 in the form of UIH Convertible Stock. ECT has finalized the shutdown of its operations, including the liquidation of its current liabilities. On December 16, 1998, the creditors of ECT (including the Company) entered into an Intercreditor Agreement pursuant to which substantially all of the remaining assets of ECT have been distributed among them and the Company has received 5,652 units of UIH Convertible Stock, of which 1,156 units are to be transferred to the ECT minority interest shareholders. The Company may not sell, assign, pledge, transfer or otherwise convey any of the remaining 4,496 units of UIH Convertible Stock prior to July 9, 1999. The Company will receive 92.4% of any additional remaining assets of ECT. Such amounts are not expected to be material.

  At July 26, 1999, the closing price of the UIH Class A Common Stock on the Nasdaq National Market was $77 1/8.

  The Company recorded a pre-tax gain of approximately $18,000 as a result of the sale of its Australian business segment during the year ended May 31, 1999.

  The Company reduced its valuation allowance applied against its deferred tax assets by approximately $104,000 as a result of the sale of Centennial and the Australian Operations.

  The net assets of Centennial and the Australian Operations have been classified in the accompanying May 31, 1998 consolidated balance sheet under the caption "Net Assets of Discontinued Operations".

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)


  Operating results of Centennial and the Australian Operations for the years ended May 31, 1998 and 1997 are shown separately within the accompanying consolidated statements of operations under the caption "Loss from Discontinued Operations". The operating results of Centennial and the Australian Operations for the years ended May 31, 1998 and 1997 consist of the following:

 Centennial Cellular Corp.:

                                                          Years Ended May 31,
                                                          --------------------
                                                            1998       1997
                                                          ---------  ---------
Revenue.................................................. $ 237,501  $ 151,023
Costs and expenses.......................................  (250,802)  (177,080)
                                                          ---------  ---------
  Operating Loss.........................................   (13,301)   (26,057)
Income from equity investments...........................    13,069     15,180
Interest expense.........................................   (45,155)   (33,379)
Gain on sale of assets...................................         5      3,819
Income tax benefit.......................................    13,597      7,295
Minority interest in income of subsidiaries..............      (162)      (153)
                                                          ---------  ---------
  Net Loss (a)........................................... $ (31,947) $ (33,295)
                                                          =========  =========

 Australian Operations:

                                                           Years Ended May 31,
                                                           --------------------
                                                             1998       1997
                                                           ---------  ---------
Revenue................................................... $  35,257  $  33,248
Costs and expenses........................................   (54,672)   (89,073)
                                                           ---------  ---------
  Operating Loss..........................................   (19,415)   (55,825)
Interest expense..........................................   (10,547)    (9,634)
Other loss................................................    (2,373)    (4,258)
                                                           ---------  ---------
  Net Loss (a)............................................  $(32,335)  $(69,717)
                                                           =========  =========

--------
(a)  Prior to minority interest share of losses.

NOTE 4. Supplemental Disclosure of Non-Cash Investing and Financing Activities

  The table below summarizes non-cash reclassifications that occurred during the years ended May 31, 1999, 1998 and 1997. The reclassifications result primarily from the Company's acquisitions.

                                                     1999     1998      1997
                                                    -------  -------  --------
Marketable securities.............................. $(3,308) $ 7,333  $ (7,951)
Cable television franchises........................      --    5,000   (14,828)
Goodwill...........................................      --       --    14,828
                                                    -------  -------  --------
                                                    $(3,308) $12,333  $ (7,951)
                                                    =======  =======  ========
Current liabilities................................ $    --  $ 8,067  $  3,005
Minority interest..................................      --   (3,067)   (3,005)
Other stockholders' deficiency.....................  (3,308)   7,333    (7,951)
                                                    -------  -------  --------
                                                    $(3,308) $12,333  $ (7,951)
                                                    =======  =======  ========

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)


NOTE 5. Acquisitions

  During the three years ended May 31, 1999, the Company acquired the net assets of cable television systems as follows:

                                                            Amounts allocated to
                                                            --------------------
                                         Number of  Total     Cable    Property
                                          Systems  purchase television plant and
                                         Acquired   price   franchises equipment
                                         --------- -------- ---------- ---------
Year ended May 31, 1998.................      2    $69,650   $23,383    $24,647

  During the year ended May 31, 1999, the Company acquired approximately 2,280 subscribers for $3,985. This purchase price was substantially allocated to cable television franchises ($2,331) and property, plant and equipment ($1,654).

  These transactions have been accounted for as purchases and the results of operations of the acquired systems have been included in the accompanying consolidated financial statements from the dates of acquisition. The Company has recorded the purchase price of the cable television systems at the fair market value of acquired assets on the dates of acquisition with the excess purchase price being recorded to cable television franchises.

 Cable Television Acquisitions

  On August 16, 1996, the Company entered into agreements to acquire two cable television systems which served an aggregate of approximately 35,000 primary basic subscribers, which agreements were subsequently assigned to a joint venture in which each of the Company and Citizen Utilities Company have a 50% interest (the "Century/Citizens Joint Venture"). These systems are primarily located in Yorba Linda/Orange County and Diamond Bar, California. The aggregate purchase price for these systems was approximately $69,650. On October 15, 1997, the Century/Citizens Joint Venture completed the acquisition of the Diamond Bar system for a purchase price of approximately $34,160. The Diamond Bar system serves approximately 20,000 primary basic subscribers. On April 30, 1998, the Century/Citizens Joint Venture completed the acquisition of the Yorba Linda/Orange County systems for a purchase price of approximately $35,490. The Yorba Linda/Orange County systems serve approximately 17,500 primary basic subscribers. The Company funded its share of the purchase price for the Yorba Linda/Orange County systems and the Diamond Bar system using available credit facilities.

  The pro forma effect of completed cable television acquisitions was not material.

 Pending Acquisition

  In August 1998, the Company entered into an agreement to acquire a cable television system which serves approximately 19,000 primary basic subscribers in Moreno Valley and certain portions of Riverside County, California. The purchase price for this system is approximately $33,000. The Company currently expects to fund the acquisition using either cash on hand or available credit facilities. The purchase of this system by the Company is subject to regulatory approvals. There is no assurance that the Company will obtain such approvals or that such acquisition will be consummated.

NOTE 6. Transactions with Related Parties

  The Company purchased workers compensation and general liability insurance from Sentry Insurance (a holder of approximately 1% of Class B Common stock until June 1998) and its affiliated companies. The

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)

Company paid a total of $4,112, $4,665 and $7,083 for such insurance for the fiscal years ended May 31, 1999, 1998 and 1997, respectively.

  Leavy Rosensweig & Hyman of which David Z. Rosensweig is a member, serves as General Counsel to the Company. Mr. Rosensweig is also a director and secretary of the Company. The Company paid approximately $1,743, $1,165 and $1,352 to Leavy Rosensweig & Hyman for the fiscal years ended May 31, 1999, 1998 and 1997, respectively.

  The Company believes that all transactions between it, Sentry Insurance and Leavy, Rosensweig & Hyman have been on terms no less favorable to the Company than would have been available from nonaffiliated parties.

NOTE 7. Account Analysis

  Property, plant and equipment consists of the following:

                                                                May 31,
                                                         ----------------------
                                                            1999        1998
                                                         ----------  ----------
Land.................................................... $    6,017  $    6,794
Buildings...............................................     33,381      33,175
Cable television and wireless telephone transmission
 and distribution systems and related equipment.........    997,422     908,513
Miscellaneous equipment and furniture and fixtures......     59,769      54,470
                                                         ----------  ----------
                                                          1,096,589   1,002,952
Less accumulated depreciation...........................   (510,896)   (436,987)
                                                         ----------  ----------
                                                         $  585,693  $  565,965
                                                         ==========  ==========

  Depreciation expense was approximately $101,370, $93,926 and $98,429 for the fiscal years ended May 31, 1999, 1998, and 1997, respectively. During fiscal 1999, 1998 and 1997 the Company wrote-off approximately $25,212, $42,476 and $117,855, respectively, of fully depreciated property, plant and equipment.

  Accrued expenses and other current liabilities consist of the following:

                                                                   May 31,
                                                               ----------------
                                                                 1999    1998
                                                               -------- -------
Accrued interest.............................................. $ 32,369 $33,249
Accrued other.................................................   57,231  42,459
Customer deposits & prepaids..................................   12,660  21,791
                                                               -------- -------
                                                               $102,260 $97,499
                                                               ======== =======

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)


NOTE 8. Long-Term Debt

  Long-term debt consists of the following:

                                                                 May 31,
                                                          ---------------------
                                                             1999       1998
                                                          ---------- ----------
Credit facility (a)...................................... $       -- $       --
Credit facility (b)......................................         --         --
9 1/2% Senior notes due 2000 (c).........................    150,000    150,000
9 3/4% Senior notes due 2002 (d).........................    200,000    200,000
Zero Coupon Senior discount notes due 2003 (e)...........    316,618    289,870
9 1/2% Senior notes due 2005 (f).........................    250,000    250,000
8 7/8% Senior Notes due 2007 (g).........................    250,000    250,000
8 3/4% Senior Notes due 2007 (h).........................    225,000    225,000
8 3/8% Senior Notes due 2017 (i).........................    100,000    100,000
8 3/8% Senior Notes due 2007 (j).........................    100,000    100,000
Senior Discount Notes due 2008, Series B (k).............    282,022    258,132
Subsidiary 9.47% Senior secured notes due 2002 (l).......     80,000    100,000
Subsidiary revolving credit and term loan (m)............     47,000     54,000
Subsidiary credit facility (n)...........................     42,000     52,000
Other....................................................         50        100
                                                          ---------- ----------
  Total debt.............................................  2,042,690  2,029,102
Current maturities.......................................     20,050     20,050
                                                          ---------- ----------
                                                          $2,022,640 $2,009,052
                                                          ========== ==========

--------
(a) On August 4, 1995, as amended August 12, 1996, CCC-I, Inc. ("CCC-I"), a subsidiary of the Company, entered into a three-year, $525,000 unsecured revolving credit facility which converts to a five year term loan. The interest rates payable on borrowings under the amended credit facility are based on, at the election of CCC-I, (a) the base rate of interest announced by Citibank, N.A. plus 0% to 0.625% per annum based upon certain conditions, or (b) the London Interbank Offering Rate plus 0.75% to 1.625% per annum based upon certain conditions. On August 31, 1999, the $525,000 of borrowing capacity terminates under the CCC-I credit facility. At May 31, 1999, no amounts were outstanding under the CCC-I credit facility.

  The agreement expires on August 31, 2004 and provides for mandatory principal repayments, among other possible reductions, in the following percentages:

                                      Last day   Last day  Last day   Last day
   Year                              of February  of May   of August of November
   ----                              ----------- -------- ---------- -----------
   1999.............................     --        --        --         4.00%
   2000.............................    4.00%     4.00%     4.00%       4.50%
   2001.............................    4.50%     4.50%     4.50%       5.25%
   2002.............................    5.25%     5.25%     5.25%       5.75%
   2003.............................    5.75%     5.75%     5.75%       5.50%
   2004.............................    5.50%     5.50%     5.50%        --

(b) On June 30, 1994, as amended August 12, 1996, CCC-II, Inc. ("CCC-II"), a subsidiary of the Company entered into a three-year $350,000 unsecured revolving credit facility which converts to a five-year term loan with a syndicate of banks led by Citibank, N.A. as agent for the syndicate. The interest rates payable

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)

   on borrowings under the amended credit facility are based on, at the election of CCC-II, (a) the base rate of interest announced by Citibank, N.A. plus 0% to 0.5% per annum based upon certain conditions, or (b) the London Interbank Offering Rate plus 0.75% to 1.375% per annum based upon certain conditions. On August 31, 1999, the $350,000 of borrowing capacity terminates under the CCC-II credit facility. At May 31, 1999, no amounts were outstanding under the CCC-II credit facility.

  The agreement expires on August 31, 2004 and provides for mandatory principal repayments, among other possible reductions, in the following percentages:

                                      Last day   Last day  Last day   Last day
   Year                              of February  of May   of August of November
   ----                              ----------- -------- ---------- -----------
   1999.............................     --        --        --         2.50%
   2000.............................    2.50%     2.50%     2.50%       5.00%
   2001.............................    5.00%     5.00%     5.00%       5.00%
   2002.............................    5.00%     5.00%     5.00%       6.25%
   2003.............................    6.25%     6.25%     6.25%       6.25%
   2004.............................    6.25%     6.25%     6.25%        --

(c) On August 21, 1992, the Company issued Senior Notes Due 2000 ("9 1/2% Notes") in the principal amount of $150,000 which mature on August 15, 2000. The 9 1/2% Notes bear interest at 9 1/2% payable semiannually on February 15 and August 15 of each year commencing February 15, 1993. At May 31, 1999 and 1998 the 9 1/2% Notes were trading at 105.14% and 105% of par or $157,710 and $157,500, respectively.

(d) On February 13, 1992, the Company issued Senior Notes Due 2002 ("the 9 3/4% Notes") in the principal amount of $200,000 which mature on February 15, 2002. The notes bear interest at 9 3/4% payable semiannually on February 15 and August 15 of each year commencing August 15, 1992. At May 31, 1999 and 1998, the 9 3/4% Notes were trading at 107.56% and 107% of par or $215,120 and $214,000, respectively.

(e) On April 1, 1993, the Company issued Zero Coupon Senior Discount Notes Due 2003 ("the Discount Notes") in the discounted amount of $183,678 yielding 8.875% annually to maturity. The Discount Notes mature on March 15, 2003 at $444,000. There will be no periodic payments of interest on the Discount Notes, and they may not be redeemed prior to maturity. During the years ended May 31, 1999 and 1998, approximately $26,748 and $24,489 of interest, respectively was amortized in the consolidated financial statements. At May 31, 1999 and 1998, the Notes were trading at 71.47% and 67% of par or $317,327 and $297,480 respectively. The accreted value of the Discount Notes at May 31, 1999 was $316,618.

(f) On March 6, 1995, the Company issued unsecured Senior Notes due 2005 ("the 9 1/2% Notes") in the principal amount of $250,000 which mature March 1, 2005. The Notes bear interest at 9 1/2% payable semi-annually on March 1 and September 1 of each year commencing September 1, 1995. At May 31, 1999 and 1998, the Notes were trading at 106.66% and 106.75% of par or $266,650 and $266,875, respectively.

(g) On January 17, 1997, the Company issued Senior Notes Due 2007 ("8 7/8% Notes") in the principal amount of $250,000 which mature on January 15, 2007. The 8 7/8% Notes bear interest at 8 7/8% payable semiannually on January 15 and July 15. At May 31, 1999 and 1998 the Notes were trading at 101.14% and 104.25% of par or $252,850 and $260,625, respectively.

  The net proceeds received by the Company from the sale of the 8 7/8% Notes, of approximately $244,607, were used to temporarily repay a portion of the long-term debt outstanding under two credit agreements

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)

  executed by subsidiaries of the Company. The net proceeds were used to retire $204,000 aggregate principal amount of 11 7/8% Senior Subordinated Debentures due 2003 issued by the Company in October 1991 (the "11 7/8% Debentures"). The 11 7/8% Debentures were called by the Company on April 15, 1997 at a redemption price of 105% of the principal amount thereof. Accordingly, the amount required to retire the 11 7/8% Debentures at such time was $214,200 plus accrued interest of $12,113. The effect of the redemption resulted in an extraordinary loss on early retirement of debt in fiscal 1997 of approximately $7,582, net of income taxes of $5,379, reflecting the call premium and write-off of deferred financing costs. The balance of the net proceeds was used by the Company for general corporate purposes, including but not limited to the financing of capital expenditures, investments, purchases of the Company's securities and acquisitions.

  On April 4, 1997, the Company filed a registration statement with the SEC relating to the shelf registration of $500,000 of the Company's debt securities, augmenting the remaining $2,000 available under the July 1994 registration statement. The registration became effective July 15, 1997.

(h) On September 29, 1997, the Company issued 8 3/4% Senior Notes due 2007 (the "8 3/4% Notes") in the principal amount of $225,000, which mature on October 1, 2007. The 8 3/4% Notes bear interest at 8 3/4% payable semiannually on April 1 and October 1 of each year commencing April 1, 1998. At May 31, 1999 and 1998 the 8 3/4% Notes were trading at 101.125% and 103.75% of par or $227,531 and $233,438.

(i) On November 13, 1997, the Company issued 8 3/8% Senior Notes due 2017 (the "8 3/8% Notes") in the principal amount of $100,000, which mature on November 15, 2017. The 8 3/8% Notes bear interest at 8 3/8% payable semiannually on May 15 and November 15 of each year commencing May 15, 1998. At May 31, 1999 and 1998, the 8 3/8% Notes were trading at 99.50% and 99.44% of par or $99,500 and $99,440.

(j) On December 10, 1997, the Company issued 8 3/8% Senior Notes due 2007 (the "Senior Notes due 2007") in the principal amount of $100,000, which mature on December 15, 2007. The Senior Notes due 2007 bear interest at 8 3/8% payable semiannually on June 15 and December 15 of each year commencing June 15, 1998. At May 31, 1999 and 1998, the Senior Notes due 2007 were trading at 101.125% and 101.5% of par or $101,125 and $101,500.

  The net proceeds received by the Company from the issuance of the 8 3/4% Notes, the 8 3/8% Notes and the Senior Notes due 2007 of $410,449 were used by the Company to temporarily repay portions of the long-term debt outstanding under the Company's CCC-I and CCC-II credit agreements.

(k) On January 15, 1998, the Company issued $605,000 principal amount at maturity of Senior Discount Notes due 2008, Series A ("Senior Discount Notes") to a qualified institutional buyer under a private placement offering pursuant to Rule 144A and Regulation S of the Securities Act of 1933, as amended (the "Private Placement Offering"). The Senior Discount Notes were sold at a discount of 41.266% from the principal amount due at maturity (the "Original Issue Discount"). The Original Issue Discount began accruing on the Senior Discount Notes on January 15, 1998 and will continue accruing during the period in which the Senior Discount Notes remain outstanding. The Original Issue Discount represents an annual yield to maturity of 9.05% based on the issue price of the Senior Discount Notes. There will be no periodic payments of interest on the Senior Discount Notes. The Senior Discount Notes are senior unsecured obligations of the Company, may not be redeemed prior to maturity and will not be entitled to the benefit of any sinking fund.

  The net proceeds received by the Company from the sale of the Senior Discount Notes were approximately $246,106. The Company used $96,000 of the net proceeds from the sale of the Senior Discount Notes to

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)

  temporarily repay portions of the long-term debt outstanding under both the CCC-I and CCC-II credit agreements. The remainder of the net proceeds have been and continue to be used for capital expenditures, operations, acquisitions and other investments. Further borrowings may be made under the CCC-I and CCC-II Credit Agreements until August 31, 1999 for general corporate purposes, including, but not limited to, the financing of capital expenditures, investments, purchases of the Company's securities and acquisitions.

  On March 2, 1998, the Company filed a registration statement with the SEC relating to the exchange of all outstanding Senior Discount Notes due 2008, Series A for Senior Discount Notes, Series B (the "Senior Discount Notes, Series B"). The terms of the Senior Discount Notes, Series B are identical in all material respects to the Senior Discount Notes, except that the Senior Discount Notes, Series B were registered under the Securities Act of 1933, as amended, and therefore the transfer of the Senior Discount Notes, Series B are not restricted. This registration statement became effective on March 17, 1998.

  During the years ended May 31, 1999 and 1998, approximately $23,890 and $8,473, respectively of interest was amortized in the consolidated financial statements related to the Senior Discount Notes, Series B. At May 31, 1999 and 1998, the Senior Discount Notes, Series B were trading at 45.19% and 44% of par or $273,400 and $266,200.

  On January 7, 1998, the Company filed a shelf registration statement with the SEC for $500,000 of the Company's debt securities, augmenting the remaining $77,000 under the shelf registration statement filed on April 4, 1997. The registration statement became effective on January 28, 1998. The debt securities may be issued from time to time, in series, on terms to be specified in one or more prospective supplements at the time of the offering. If so specified with respect to any particular series, the debt securities may be convertible into shares of the Company's Class A Common Stock. As of May 31, 1999, there was $577,000 available for issuance under this shelf registration.

  The Company's public debt securities rank pari passu with all existing and future Senior Indebtedness (as that term is defined in the respective Indentures under which the public debt securities were issued) of the Company, are senior in right of payment to all existing and future subordinated indebtedness of the Company, and may not be redeemed prior to maturity.

(l) On December 31, 1992, Century-ML Cable Corporation ("CML") and Century/ML Cable Venture ("CCV"), subsidiaries of the Company through which the Company owns a 50% interest in cable television systems in Puerto Rico, entered into separate note agreements (the "Note Agreements") with a group of institutional lenders providing for the issuance by CML of $100,000 aggregate principal amount of its 10-year 9.47% Senior Secured Notes Due 2002. Interest on the Notes is payable semiannually and principal will be payable in installments of 20% of the original principal amount beginning on September 30, 1998, with final maturity at September 30, 2002. The Notes are subject to various other prepayment provisions, including prepayment with premium at the option of CML at any time prior to their expressed maturity and prepayment with premium at the option of the holders thereof upon the occurrence of certain events involving changes in control of CML and CCV. The Notes are entitled to the benefits of certain security agreements and guarantees, including a guaranty by CCV of the payment of all principal of, premium, if any, and interest on the notes. The notes are secured by substantially all of the assets of CCV. The estimated fair value of the notes at May 31, 1999 was approximately $84,905.

(m) On July 31, 1995, a subsidiary of the Company, Century Venture Corp. ("CVC") entered into a three year, $80,000 revolving credit facility which converts to a five year term loan. The proceeds of the facility were used by CVC to repay existing indebtedness of CVC and will be used for working capital and general

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)

   corporate purposes. The repayment by CVC of its existing indebtedness discharged all of CVC's obligations under its then-existing credit agreement and, as a result, such agreement was terminated. The interest rates payable on borrowings under the new credit facility are based on, at the election of CVC, (a) "C/D Base Rate" plus an applicable margin, as defined or (b) "Eurodollar Base Rate" plus an applicable margin as defined or (c) "ABR" rate as defined. At May 31, 1999, $47,000 was outstanding under the CVC credit facility. The estimated fair value of the CVC credit facility approximates its carrying value at May 31, 1999.

  The agreement expires on February 28, 2004 and provides for a reduction in the aggregate commitment, among other possible reductions, in the following amounts:

                                      Last day   Last day  Last day   Last day
   Year                              of February  of May   of August of November
   ----                              ----------- -------- ---------- -----------
   1998.............................   $   --     $   --    $1,875     $1,875
   1999.............................    1,875      1,875     2,500      2,500
   2000.............................    2,500      2,500     3,125      3,125
   2001.............................    3,125      3,125     3,750      3,750
   2002.............................    3,750      3,750     3,750      3,750
   2003.............................    3,750      3,750     6,667      6,667
   2004.............................    6,666         --        --         --

(n) On April 15, 1997, Citizens Century Cable Television Venture ("CCCTV") entered into an agreement for the provision of a three-year, $200,000 revolving credit facility with Bank of America and Societe General, which converts into a five-year term loan. The facility is secured by the assets of CCCTV. The loan is non-recourse to both Citizens and the Company. Borrowings under the facility are to be repaid in semi-annual installments commencing June 30, 2000 and expiring on March 31, 2005. The agreement provides for mandatory principal repayments, among other possible reductions, in the following percentages:

                                     Last day Last day   Last day     Last day
   Year                              of March of June   of September of December
   ----                              -------- -------- ------------- -----------
   2000.............................   --      2.33%       2.33%        2.33%
   2001.............................  4.00%    4.00%       4.00%        4.00%
   2002.............................  5.00%    5.00%       5.00%        5.00%
   2003.............................  5.25%    5.25%       5.25%        5.25%
   2004.............................  7.13%    7.13%       7.13%        7.13%
   2005.............................  7.50%     --          --           --

  The facility requires mandatory prepayments of principal refinancing under certain circumstances (as specified in the agreement). Borrowings under the facility bear interest, at the option of CCCTV, at either the base rate or the Eurodollar rate, plus the applicable margin (as defined in the agreement). The principal use of proceeds will be to fund acquisitions as well as general corporate purposes. As of May 31, 1999 $42,000 was outstanding under the facility. The estimated fair value of the CCCTV credit facility approximates its carrying value at May 31, 1999.

  The subsidiaries' credit facilities and the Company's public debt securities, among other things, require the maintenance of certain financial and operating covenants, restrict the use of proceeds from such borrowing, limit the incurrence of additional indebtedness, restrict the purchase or redemption of its capital stock and limit the ability to pay dividends and management fees and make capital expenditures. So long as applicable financial and other covenants, including certain interest expense ratio tests, are met in connection with the Merger, the Merger may be accomplished without creating a default under the indentures applicable to the

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)

  Company's public debt securities. If any issue of the Company's public debt securities is downgraded to designated levels at the time of the Merger, the holders of such issue could require the Company to repurchase such debt securities at a price equal to 101% of the principal amount thereof.

  The Company entered into a five-year interest rate hedge agreement during October 1997 in relation to certain of its fixed rate debt. The hedge agreement is structured such that the Company pays a variable rate of interest based on the higher of the U.S.D. six (6) month LIBOR or the U.S.D. six (6) month LIBOR set in arrears and receives a fixed rate of interest of 6.695% based on a notional amount of $35,000. Subject to the terms of the hedge agreement, if the six month LIBOR is set at or below 4.75% at the beginning of any period, the hedge agreement would terminate for that period alone and the Company would receive a 50 basis points subsidy for that period alone. The net gain or loss, which has not been material, is included in interest expense in the accompanying 1999 and 1998 consolidated statement of operations and interest paid in the 1999 and 1998 consolidated statement of cash flows. At May 31, 1999, the estimated fair value of the hedge agreement represents an asset of approximately $40.

  The aggregate annual principal payments related to continuing operations for the next five years and thereafter are summarized as follows (amounts in thousands):

   2000............................................................. $   20,050
   2001.............................................................    174,620
   2002.............................................................    239,140
   2003.............................................................    487,505
   2004.............................................................     29,607
   2005.............................................................  1,542,128
                                                                     ----------
                                                                      2,493,050
   Less: unamortized discount.......................................   (450,360)
                                                                     ----------
                                                                     $2,042,690
                                                                     ==========

  At May 31, 1999, the Company and its subsidiaries were in compliance with all covenants of the above noted agreements.

NOTE 9. Commitments and Contingencies

 Leases

  At May 31, 1999, the Company's approximate annual lease obligations and expenses (under operating leases) were as follows:

Pole rentals............................................................ $3,377
Vehicles and equipment..................................................    649
Antenna site and property access........................................    507
Warehouse, studio and office............................................  4,260
                                                                         ------
                                                                         $8,793
                                                                         ======

  The above leases are substantially all short-term or cancelable by either party upon notice.

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)


 Letters of Credit

  The Company is a party to several available letters of credit totaling $8,148. No payments have been made under these agreements.

 Cable Modem Services

  The Company is presently in the initial deployment stage of high-speed cable modem services. On May 1, 1998, the Company entered into an agreement with @Home Network ("@Home"), a provider of high-speed internet services via cable infrastructure, to deliver high-speed internet services in certain of the Company's markets covering approximately 1,315,000 homes passed. The agreement has a term of six years and contains mutual exclusivity provisions relating to the provision of high-speed internet services in certain of the Company's systems covering the same approximately 1,315,000 homes passed. In connection with the agreement, the Company has received a warrant to purchase 5,260,000 shares of @Home's Series A Common Stock at an exercise price equal to $5.25 per share, subject to adjustment. The warrant becomes exercisable on a schedule based upon and subject to the commercial deployment (as defined) of the @Home services by the Company, which must be certified by the Company and @Home on or after March 31 of each year during the term of the warrant for the 12 month period ending March 31. As of both March 31, 1999 and May 31, 1999 no portion of the warrant had become exercisable, therefore no asset has been recorded. From March 31, 1999 through May 31, 1999, the Company has passed approximately 110,000 homes or 8.4% of the commercial deployment specified in the Agreement. As of May 31, 1999, the closing price of the @Home Series A Common Stock on the Nasdaq National Market (adjusted for stock splits) was $63 3/8 per share.

 Litigation

  The Company and its subsidiaries are involved in litigation and regulatory matters which involve certain claims which arise in the normal course of business, none of which individually, or in the aggregate, in the opinion of management, is expected to have a materially adverse effect on the Company's consolidated financial position or results of operations.

 Merger Related Costs

  The Company has employment agreements with four executive officers including Dr. Leonard Tow, Chairman and Chief Executive Officer of the Company. The terms of these employment agreements expire on June 30, 2003, except that Dr. Tow's agreement continues for an additional five-year advisory period. Each of these employment agreements is terminable by the executive officer upon a "change of control" or a "threatened change of control" of the Company. One of the events that is considered to be a threatened change of control under each employment agreement is the acquisition by any person of securities of the Company such that the person files or is required to make a filing pursuant to Regulation 13D under the Securities Exchange Act of 1934, as amended. Such an event has occurred and, therefore, for purposes of these employment agreements, a "threatened change of control" has occurred. Subsequent to May 31, 1999, each of these executive officers has exercised his right to terminate his employment agreement but has agreed to continue working for the Company through the closing of the Merger.

  Pursuant to the employment agreement, upon such termination, each executive officer is entitled to receive his base salary through the end of the term of his employment agreement, an annual cash bonus for the remainder of the term equal to his most recently awarded cash bonus, continuation of medical, dental, life and disability insurance for the remainder of the term on the same basis as provided while the agreement was in effect and the

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)

use of office space for one year. In addition, upon termination, all of his Company stock options vest and become exercisable and the restrictions on all of his shares of restricted stock of the Company lapse. The total cost to the Company of the termination of the executive employment agreements (excluding the impact of stock options and tax reimbursements related thereto, which will vary depending upon the price of the stock, timing of the exercise of the options, and certain elections available to each officer with respect to the receipt of Merger consideration) is currently estimated to be approximately $150,000. Substantially all of these costs will be recorded by the Company during the first quarter of fiscal 2000.

  Additionally, the Company will incur certain employee severance related costs related to the Merger and the continuance of the employment of key personnel through the completion of the Merger. The total cost to the Company of these employee severance related costs will be approximately $11,000. These costs will be recorded by the Company upon completion of the Merger.

  The Company also incurred incremental legal, consulting and compensation costs of $7,922 through May 31, 1999 in connection with its proposed Merger.

NOTE 10. Common Stockholders' Deficiency

 Common Stock

  The voting rights with respect to the two classes of Common Stock are as follows: Class A shares entitle the holder to one vote per share, Class B shares entitle the holder to ten votes per share. Shares of Class B Common Stock are convertible into shares of Class A Common Stock on a one-for-one basis upon transfer from the current Class B stockholders. The Company is restricted from paying cash dividends on its common stock by its credit agreements (Note 8).

 Treasury Stock

  During fiscal 1998 and 1997, the Company purchased 1,959,000 and 171,500 shares, respectively, of the Company's Class A Common Stock in the open market. These shares were accounted for as treasury shares in the respective fiscal years. During the year ended May 31, 1999, the Company did not purchase any shares in the open market pursuant to these authorizations.

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)

  The following table presents changes in the Company's stockholders' equity for the years ended May 31, 1999, 1998 and 1997.

                                 Common Stock
                     --------------------------------------
                          Class A            Class B        Additional                            Total     Comprehensive
                     ------------------ -------------------  Paid-in   Accumulated            Stockholders'    Income
                       Shares   Dollars   Shares    Dollars  Capital     Deficit     Other     Deficiency      (Loss)
                     ---------- ------- ----------  ------- ---------- ----------- ---------  ------------- -------------
Balance at June 1,
 1996.............   59,946,280  $599   45,406,115   $454    $178,427   $(507,168) $(120,325)   $(448,013)
Shares issued in
 connection with
 employee incentive
 plans............      711,490     7       25,000              4,294                   (346)       3,955
Class A shares
 purchased
 by the Company...                                                                    (2,359)      (2,359)
Class B shares
 converted to
 Class A shares...      305,000     3     (305,000)    (3)                                             --
Class A shares
 issued in
 connection
 with acquisitions..  1,732,357    18                             (18)                                 --
Subsidiary
 preferred stock
 dividends........                                             (4,850)                             (4,850)
Foreign currency
 translation
 adjustment.......                                                                       462          462     $     462
Change in
 unrealized
 appreciation of
 marketable
 securities.......                                                                    (7,950)      (7,950)       (7,950)
Income tax
 benefit--
 subsidiary stock
 options exercised..                                            1,987                               1,987
Net loss..........                                                       (141,875)               (141,875)     (141,875)
                     ----------  ----   ----------   ----    --------   ---------  ---------    ---------     ---------
Balance at May 31,
 1997.............   62,695,127  $627   45,126,115   $451    $179,840   $(649,043) $(130,518)   $(598,643)    $(149,363)
                                                                                                              =========
Share issued in
 connection with
 employee incentive
 plans............      589,761     6                           4,278                    255        4,539
Class A Shares
 purchased
 by the Company...                                                                   (12,576)     (12,576)
Class B shares
 converted to
 Class A shares...    2,400,000    24   (2,400,000)   (24)                                             --
Subsidiary
 preferred stock
 dividends........                                             (5,225)                             (5,225)
Change in
 unrealized
 appreciation of
 marketable
 securities.......                                                                     7,333        7,333     $   7,333
Foreign currency
 translation
 transferred
 to discontinued
 operations.......                                                                       291          291           291
Net loss..........                                                       (120,971)               (120,971)     (120,971)
                     ----------  ----   ----------   ----    --------   ---------  ---------    ---------     ---------
Balance at May 31,
 1998.............   65,684,888  $657   42,726,115   $427    $178,893   $(770,014) $(135,215)   $(725,252)    $(113,347)
                                                                                                              =========
Shares issued in
 connection with
 employee
 incentive plans..    1,118,391    11       25,000             12,341                 (3,790)       8,562
Class A Shares
 purchased
 by the Company
 from employees...                                                                    (1,505)      (1,505)
Class B shares
 converted to
 Class A shares...      429,056     4     (429,056)    (4)                                             --
Change in
 unrealized
 appreciation of
 marketable
 securities.......                                                                    (3,308)      (3,308)    $  (3,308)
Net income........                                                        256,184                 256,184       256,184
                     ----------  ----   ----------   ----    --------   ---------  ---------    ---------     ---------
Balance at May 31,
 1999.............   67,232,335  $672   42,322,059   $423    $191,234   $(513,830) $(143,818)   $(465,319)    $ 252,876
                     ==========  ====   ==========   ====    ========   =========  =========    =========     =========

                                                         May 31,
                                              -------------------------------
                                                1999       1998       1997
                                              ---------  ---------  ---------
Other stockholders' deficiency items:
Treasury stock............................... $(154,202) $(152,697) $(140,121)
Unrealized appreciation of marketable
 securities..................................    16,888     20,196     12,863
Foreign currency translation adjustment......        --         --       (291)
Unearned compensation on restricted stock....    (6,504)    (2,714)    (2,969)
                                              ---------  ---------  ---------
                                              $(143,818) $(135,215) $(130,518)
                                              =========  =========  =========
Accumulated other comprehensive income:
Accumulated other comprehensive income--
 beginning of year........................... $  20,196  $  12,572  $  20,060
Foreign currency translation adjustment......        --        291        462
Change in unrealized appreciation of
 marketable securities.......................    (3,308)     7,333     (7,950)
                                              ---------  ---------  ---------
Accumulated other comprehensive income--end
 year........................................ $  16,888  $  20,196  $  12,572
                                              =========  =========  =========

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)


NOTE 11. Income Taxes

  The Company and its consolidated subsidiaries, except for Century Venture Corporation and Subsidiaries, Century-ML Cable Venture and Subsidiary and Citizens Century Cable Television Venture (collectively the "Unconsolidated Tax Group"), file a consolidated federal income tax return. The Company sold Centennial and the Company's Australian Operations during the fiscal year ended May 31, 1999 and as a result, Centennial and ECT are no longer part of the Unconsolidated Tax Group. The sale of these discontinued segments resulted in a pre-tax gain of approximately $340,000. Consequently the Company was able to recognize a tax benefit of $13,453 during the year ended May 31, 1999 for the losses incurred from continuing operations during fiscal 1999. The provisions (benefits) from continuing and discontinued operations for income taxes are summarized as follows:

                                                        Year Ended May 31,
                                                     --------------------------
                                                      1999     1998      1997
                                                     ------- --------  --------
Current............................................. $12,165 $  7,984  $  7,486
Deferred............................................     121  (22,205)  (38,144)
                                                     ------- --------  --------
                                                     $12,286 $(14,221) $(30,658)
                                                     ======= ========  ========

  Income tax expense (benefit) is included in the Company's consolidated financial statements as follows:

                                                      Year Ended May 31,
                                                  ----------------------------
                                                    1999      1998      1997
                                                  --------  --------  --------
Continuing operations............................ $(13,453) $   (624) $(23,363)
Discontinued operations..........................   25,739   (13,597)   (7,295)
                                                  --------  --------  --------
                                                  $ 12,286  $(14,221) $(30,658)
                                                  ========  ========  ========

  Deferred income taxes result primarily from nondeductible depreciation and amortization resulting from book and tax basis differences of certain acquired subsidiaries.

  The effective income tax rate of the Company's continuing operations differs from the statutory rate as a result of the effect of the following items:

                                                       Year Ended May 31,
                                                   ----------------------------
                                                     1999      1998      1997
                                                   --------  --------  --------
Computed tax benefit at federal statutory rate on
 loss from continuing operations before income
 taxes and minority interest.....................  $(20,347) $(23,383) $(24,586)
Computed tax benefit of Unconsolidated Tax
 Group...........................................    (8,761)   (7,006)   (3,600)
Recognized tax benefit of Unconsolidated Tax
 Group...........................................     9,197     2,014     2,155
Nondeductible amortization resulting from
 acquired subsidiaries...........................     1,192     1,192     1,131
Non-deductible compensation and Merger costs.....     4,658        --        --
State and local income taxes, net of federal
 income tax effect...............................    (1,434)   (4,622)   (3,782)
Tax benefits related to net operating, capital
 loss and tax credit carryforwards not recognized
 and changes in valuation allowance..............     1,971    30,998     5,284
Other............................................        71       183        35
                                                   --------  --------  --------
                                                   $(13,453) $   (624) $(23,363)
                                                   ========  ========  ========

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)

  Temporary differences and carryforwards which give rise to a significant portion of deferred tax assets and (liabilities) are as follows:

                                                            Year Ended May 31,
                                                            -------------------
                                                              1999      1998
                                                            --------  ---------
Deferred Tax Assets:
  Tax loss and credit carryforward......................... $184,099  $ 224,083
  Basis difference in investments..........................       --     64,447
  Valuation allowance......................................  (89,584)  (193,626)
                                                            --------  ---------
                                                            $ 94,515  $  94,904
                                                            ========  =========
Deferred Tax Liabilities:
  Amortization of intangible assets........................ $ 30,210  $  32,099
  Depreciation of fixed assets.............................   69,596     67,975
                                                            --------  ---------
                                                            $ 99,806  $ 100,074
                                                            ========  =========
Net deferred tax liabilities............................... $  5,291  $   5,170
                                                            ========  =========

  The Company and its subsidiaries, except for the Unconsolidated Tax Group, have an investment tax credit carryover (after the 35% reduction mandated by TRA 86) for federal income tax purposes of approximately $9,353 and net operating loss carryforwards for federal income tax purposes of approximately $439,041 expiring through 2002 and 2013, respectively.

  Century Venture Corporation and Subsidiaries have an investment tax credit carryover of approximately $873 and net operating loss carryforwards of approximately $5,500 which will expire through 2002 and 2008, respectively.

  The operations of Century ML Cable Venture and Subsidiary are subject to Puerto Rico income taxes.

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)

NOTE 12. Joint Ventures

  The combined operations and certain other information related to the 50% indirectly owned Century Venture Corp. and Subsidiaries, Century-ML Cable Venture and Subsidiary and Citizens Century Cable Television Venture included in the consolidated financial statements of the Company are as follows:

                                                           Year Ended May 31,
                                                           --------------------
                                                             1999       1998
                                                           ---------  ---------
Combined Statement of Operations Data
Revenues.................................................. $ 132,365  $ 122,543
Costs and expenses:
  Costs of services.......................................    40,051     34,781
  Selling, general and administrative.....................    21,327     21,272
  Depreciation and amortization...........................    35,874     30,638
                                                           ---------  ---------
                                                              97,252     86,691
                                                           ---------  ---------
Operating Income..........................................    35,113     35,852
Gain on sale of assets....................................    (5,497)        --
Interest expense..........................................    15,579     15,833
                                                           ---------  ---------
Income before taxes.......................................    25,031     20,019
Income tax provision......................................     9,257      2,356
                                                           ---------  ---------
  Net Income.............................................. $  15,774  $  17,663
                                                           =========  =========
Combined Balance Sheet Data
Property, plant and equipment--net........................ $ 142,221  $ 136,866
Total assets..............................................   371,003    389,495
Long-term debt............................................   169,000    206,000
Total liabilities.........................................   221,675    255,940

  The Company's joint venture partner, ML Media Partners, L.P. ("Media Partners") has the right to cause a sale of Century-ML Cable Venture and Subsidiary. If Media Partners proposes such a sale, the Company will have the right to purchase Media Partners' interest for the appraised fair market value of Media Partners' 50% interest in Century-ML Cable Venture and Subsidiary.

NOTE 13. Employee Benefit Plans

 Stock Option Plans

  The Company's 1985 Stock Option Plan (the "1985 Option Plan"), adopted by the Board of Directors and approved by the stockholders on December 5, 1985, expired by its terms on May 31, 1995. Accordingly, the Board of Directors adopted and the stockholders ratified the Company's 1994 Stock Option Plan (the "1994 Option Plan") on October 26, 1994. Upon ratification of the 1994 Option Plan, no more grants are to be made under the 1985 Option Plan. The 1985 Stock Option Plan and the 1994 Stock Option Plan, collectively the "Option Plans", permit the issuance of "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended, as well as non-qualified options. The 1985 Option Plan and the 1994 Option Plan provide for the grant of options to purchase up to 6,897,079 and 5,000,000 shares, respectively, of Class A Common Stock to directors, officers and other key employees of the Company and its subsidiaries. The Option Plans are administered by a committee of the Board of Directors (the "Stock Option Committee") that determines the recipients and provisions of options granted under the Option Plans, including the option price,

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)

term and number of shares subject to option. The Board of Directors may amend the Option Plans, except that the approval of the stockholders is necessary to increase the total number of shares which may be issued or shares subject to options, to change the minimum purchase price for shares subject to options, to change the maximum period during which options may be exercised, to extend the period during which options may be granted under the Option Plans, or to materially increase benefits to option recipients. Generally, the option price of incentive and non-qualified stock options granted may be as determined by the Stock Option Committee, but must be at least equal to 100% of the fair market value of the shares on the date of the grant. The maximum term of each option is ten years.

  For any participant who owns shares possessing more than 10% of the voting rights of the Company's outstanding common stock, the exercise price of any incentive stock option must be at least equal to 110% of the fair market value of the shares subject to such option on the date of grant and the term of the option may be no longer than five years. Options become exercisable at such time or times as the Stock Option Committee may determine when it grants options. All options granted on or before December 31, 1985 must be exercised in the sequence in which they were granted. The Option Plans permit the exercise of options by the payment of cash or mature shares of Class A Common Stock equal in value to the option price. Under the terms of the Option Plan with respect to options granted on or before December 31, 1986, the aggregate fair market value of the Class A Common Stock (determined at the date of the option grant) for which any employee may be granted incentive stock options in any calendar year may not exceed $100, plus certain carry-over allowances from the previous three years. Options granted under the Option Plans are not transferable by the holder other than by will or the laws of descent and distribution.

  As of May 31, 1999, approximately 174 employees were participating in the Option Plans.

 Director Option Plan

  The Company's 1993 Non-Employee Directors' Stock Option Plan (the "Directors' Option Plan") was adopted on October 26, 1994. The Directors' Option Plan replaced the Non-Employee Director Option Plan adopted in 1989 (the "1989 Director Option Plan") which was terminated by the Board of Directors. Under the Directors' 1993 Option Plan a total of 323,123 shares of Class A Common Stock were reserved for issuance. Options for 1,000 shares of Class A Common Stock will be automatically granted under the Directors' 1993 Option Plan to each person who is elected or re-elected a non-employee Director on the date of the annual meeting of shareholders of the Company in each of the years 1994 through 2003.

  The Company's Board of Directors may amend the Directors' Option Plan and amend the terms and conditions of any option granted under the Directors' Option Plan, except that the approval of the stockholders is necessary to increase the total number of shares which may be issued or transferred under the Directors' Option Plan and to change the minimum purchase price for shares subject to options.

  Options granted under the Directors' Option Plan are nonqualified options not qualifying as incentive stock options under Section 422 of the Code. The option price that shares of the Company's Class A Common Stock may be purchased upon exercise of any option granted under the Directors' Option Plan, will be the fair market value of such shares on the last trading day prior to the date of the grant of such option. The Directors' Option Plan permits the exercise of options in cash, mature shares of Class A Common Stock valued at the fair market value on the date of purchase or a combination thereof. The maximum term of each option is five years and six months immediately succeeding the date of grant. Options granted under the Directors' Option Plan are not transferable by the holder other than by will or the laws of descent and distribution. Under the 1993 Directors' Option Plan, options to purchase 3,000 shares of Class A Common Stock were granted during each of the fiscal

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)

years ended May 31, 1999, 1998 and 1997 at an exercise price of $20.9375, $7.75 and $7.00 per share, respectively. As of May 31, 1999, 9,000 options were outstanding under the Directors' Option Plan, of which 2,400 were exercisable.

  A summary of the status of the Company's stock options as of May 31, 1997, 1998 and 1999 and changes during the years then ended is presented below:

                                                                        Weighted
                                                                        Average
                                                                        Exercise
                                                              Number     Price
                                                            ----------  --------
 1997 Outstanding at June 1, 1996........................    2,646,514   $ 7.73
      Granted............................................    2,915,909     6.70
      Exercised..........................................     (401,440)    5.46
      Canceled...........................................   (1,703,933)    8.69
                                                            ----------
      Outstanding at May 31, 1997........................    3,457,050     6.66
 1998 Granted............................................       10,000     6.44
      Exercised..........................................     (340,836)    6.34
      Canceled...........................................     (242,415)    6.66
                                                            ----------
      Outstanding at May 31, 1998........................    2,883,799     6.70
 1999 Granted............................................      118,000    18.85
      Exercised..........................................     (816,098)    6.39
      Canceled...........................................      (59,003)    9.75
                                                            ----------
      Outstanding at May 31, 1999........................    2,126,698     7.41
                                                            ==========

  At the effective time of the Merger, there will be an acceleration of vesting under the Company's option plans. All unvested options under the option plans will become fully vested and exercisable upon the completion of the Merger. These options will then, like all other outstanding options, either be exercised or assumed by Adelphia, at the option of the holder. At May 31, 1999, there were 843,320 and 6,600 unvested options outstanding under the 1994 Option Plan and the Directors' Option Plan, respectively.

  The number of the Company's options which were exercisable at May 31, 1999, 1998 and 1997 were 1,276,878, 1,598,650, and 1,566,966 respectively. The weighted average exercise prices of such options were $6.83, $6.62, and $6.55 at May 31, 1999, 1998 and 1997, respectively.

  Of the Company's options granted during fiscal 1999, 1998 and 1997, 0, 0 and 1,175,072 options, respectively, had exercise prices that were at least equal to 110% of the fair market value of the Company's Class A Common Stock at the date of grant.

  The following table summarizes information about the Company's options outstanding at May 31, 1999:

 Range of     Number    Weighted Average    Weighted      Number       Weighted
 Exercise   Outstanding    Remaining        Average     Exercisable    Average
  Prices    at 5/31/99  Contractual Life Exercise Price at 5/31/99  Exercise Price
 --------   ----------- ---------------- -------------- ----------- --------------
 $ 4.00--
  $ 5.375       21,220     7.91 Years        $ 5.14          2,660      $ 4.99
 $ 6.25--
  $ 8.6875   2,012,478     4.27 Years        $ 6.84      1,266,218      $ 6.79
 $14.38         40,000     8.92 Years        $14.38          8,000      $14.38
 $20.94--
  $24.875       53,000     8.96 Years        $24.65             --          --
 ---------   ---------     ----------        ------      ---------      ------
 $ 4.00--
  $24.875    2,126,698     4.51 Years        $ 7.41      1,276,878      $ 6.83
 =========   =========     ==========        ======      =========      ======

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)

  The estimated fair value of the Company's options granted during fiscal 1998 was immaterial. The fair value of options granted during fiscal 1999 and 1997 were $6.96 per share and $2.29 per share, respectively.

 Employee Stock Purchase Plan

  On December 5, 1985, the Company adopted the 1985 Employee Stock Purchase Plan. On October 26, 1994, the Board of Directors and shareholders approved an amendment to the Company's 1985 Employee Stock Purchase Plan (the "Amended Purchase Plan"). Under the Amended Purchase Plan, eligible employees (which generally includes all full-time employees of the Company) may subscribe for shares of Class A Common Stock at a purchase price of 85% of the average market price (as defined) of the Class A Common Stock on the first day or last day of the purchase period, whichever is lower. Payment of the purchase price of the shares will be made in installments through payroll deductions, with no right of prepayment. The Company has reserved 1,125,767 shares of Class A Common Stock for issuance under the Amended Purchase Plan. The Amended Purchase Plan is administered by the Compensation Committee. As of May 31, 1999, 36,819 shares of Class A Common Stock were subscribed for under the Amended Purchase Plan.

 Equity Incentive Plan

  The Company's 1992 Equity Incentive Plan (the "Equity Plan") was adopted by the Board of Directors and approved by the stockholders on October 28, 1992 and amended on October 31, 1997. The plan permits the issuance of up to 1,613,945 shares of the Company's Class A Common Stock for high levels of performance and productivity by officers and other management employees of the Company. The Equity Plan is administered by the Company's Board of Directors. The plan authorizes the Board of Directors to grant stock based awards that include but are not limited to, restricted stock, performance shares and deferred stock. The Board of Directors determines the recipients and provisions of the grants under the Equity Plan, including the grant price, term and number of shares subject to grant. These stock based awards vest over the options' respective vesting periods. Recipients are not required to provide consideration to the Company other than rendering service. Under SFAS 123, compensation cost is recognized over the vesting period of the shares granted based upon the market value of the restricted stock at the date of grant. The restricted stock awards are recorded at the market value of the Company's stock on the date of grant. Initially, the total market value of the restricted shares is treated as unearned compensation and is charged to expense over the options'respective vesting periods.

  Generally, an employee will realize compensation taxable as ordinary income, and the Company will be entitled to a corresponding tax deduction in an amount equal to the sum of any cash received by the employee plus the fair market value of any shares of Class A Common Stock received by the employee.

  During the years ended May 31, 1999, 1998 and 1997 the Company granted 270,000, 170,000 and 230,897 shares of restricted stock with weighted average fair values at the date of grant of $19.21, $6.87 and $8.07 per share, respectively. Through May 31, 1999, the Company had granted 1,238,027 shares of restricted stock to 20 officers and employees of the Company. As of May 31, 1999, 581,200 shares of restricted stock were outstanding and 375,918 shares were available for awards under the Equity Plan. Pursuant to the Merger Agreement, all restricted shares will become fully vested and will cease to be restricted upon the completion of the Merger. Restricted stock compensation charged to expense during the years ended May 31, 1999, 1998 and 1997 was $2,644, $896 and $1,168, respectively.

  The Company also granted 25,000 shares of the Company's Class B Common Stock during the year ended May 31, 1998 with a fair value of $5.50 at the date of grant (based upon the fair value of the Company's Class A Common Stock on that date) to one executive of the Company. These shares are subject to substantially the same restrictions as set forth in the Equity Plan.

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)


  The Company applies APB Opinion No. 25 and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized with respect to their stock option, and stock purchase plans. Had compensation cost for the Company's stock option and stock purchase plans been determined based on the fair value of the awards on the grant dates in accordance with the accounting provisions of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"), the Company's Consolidated net income (loss) and Consolidated net income (loss) per common share for the years ended May 31, 1999, 1998 and 1997 would have been increased to the pro forma amounts indicated below:

                                                 1999      1998       1997
                                               --------  ---------  ---------
Consolidated net income (loss) applicable to
 common shares:
  As reported:
  Loss from continuing operations............. $(58,106) $ (83,107) $ (58,715)
  Loss from discontinued operations...........       --    (43,089)   (80,428)
  Gain on sale of discontinued operations.....  314,290         --         --
                                               --------  ---------  ---------
  Income (loss) before extraordinary item.....  256,184   (126,196)  (139,143)
  Extraordinary item..........................       --         --     (7,582)
                                               --------  ---------  ---------
  Net income (loss)........................... $256,184  $(126,196) $(146,725)
                                               ========  =========  =========
  Pro forma:
  Loss from continuing operations............. $(59,764) $ (84,540) $ (59,424)
  Loss from discontinued operations...........       --    (43,089)   (80,428)
  Gain on sale of discontinued operations.....  314,290         --         --
                                               --------  ---------  ---------
  Income (loss) before extraordinary item.....  254,526   (127,629)  (139,852)
  Extraordinary item..........................       --         --     (7,582)
                                               --------  ---------  ---------
  Net income (loss)........................... $254,526  $(127,629) $(147,434)
                                               ========  =========  =========
Consolidated net income (loss) per common
 share--basic & diluted:
  As reported:
  Loss from continuing operations............. $   (.77) $   (1.11) $    (.78)
  Loss from discontinued operations...........       --       (.58)     (1.08)
  Gain on sale of discontinued operations.....     4.18         --         --
                                               --------  ---------  ---------
  Income (loss) before extraordinary item.....     3.41      (1.69)     (1.86)
  Extraordinary item..........................       --         --       (.10)
                                               --------  ---------  ---------
  Net income (loss) per common share.......... $   3.41  $   (1.69) $   (1.96)
                                               ========  =========  =========
  Pro forma:
  Loss from continuing operations............. $   (.79) $   (1.13) $    (.79)
  Loss from discontinued operations...........       --       (.58)     (1.08)
  Gain on sale of discontinued operations.....     4.18         --         --
                                               --------  ---------  ---------
  Income (loss) before extraordinary item.....     3.39      (1.71)     (1.87)
  Extraordinary item..........................       --         --      (0.10)
                                               --------  ---------  ---------
  Net income (loss) per common share.......... $   3.39  $   (1.71) $   (1.97)
                                               ========  =========  =========

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)

  The fair values of options granted during fiscal 1999 and 1997 were estimated on the dates of grant using the Black-Scholes options-pricing model with the following weighted average assumptions used:

                                                                 May 31, May 31,
                                                                  1999    1997
                                                                 ------- -------
Expected volatility.............................................  46.12%  40.82%
Risk free interest rate.........................................   5.75%      6%
Expected lives of option grants................................. 3 Years 3 Years

  Proforma compensation cost related to shares purchased under the Company's Employee Stock Purchase Plan is measured based on the discount from market value.

 Incentive Award Plan

  An Incentive Award Plan (the "Incentive Plan") was adopted by the Board of Directors and approved by the stockholders of the Company on December 5, 1985. The Incentive Plan permits the grant of awards to key employees of the Company and its subsidiaries, which may include directors and officers, payable in cash or shares of Class A Common Stock. The Company has reserved 559,529 shares of Class A Common Stock for issuance under the Incentive Plan. The awards are payable in five to ten equal annual installments on January 1 of the succeeding years after the grant of the award, provided that the recipient is an employee on the installment payment date. The Incentive Plan is administered by the Compensation Committee, which selects the recipients of awards as well as the amount of such awards. The Board of Directors may amend the Incentive Plan. Awards granted under the Incentive Plan may not be transferred by the recipients and may be forfeited in the event of the recipient's termination of employment. At May 31, 1999, no grants were outstanding.

 Stock Equivalent Plan

  The Company's 1985 Stock Equivalent Plan (the "Equivalent Plan") was adopted by the Board of Directors and approved by the stockholders on December 5, 1985. The Equivalent Plan permits the grants of units of Class A Common Stock Equivalents ("units") to key employees of the Company and its subsidiaries, including officers and directors. The Equivalent Plan is administered by the Compensation Committee which selects the employees to be granted units, determines the number of units covered by each grant, determines the time or times when units will be granted and the conditions subject to which any amount may become payable with respect to the units, and prescribes the form of instruments evidencing units granted under the Plan. Payments for units may be made by the Company in cash or in mature shares of Class A Common Stock at the fair market value of the units on the date of payment. The Company has reserved 566,155 shares of Class A Common Stock for issuance under the Equivalent Plan. Under the terms of the Equivalent Plan, the total number of units included in all grants to any participant may not exceed 10% of the total number of units for which grants may be made under the Equivalent Plan. Units granted under the Equivalent Plan are not transferable by the holder other than by will or the laws of descent and distribution. As of May 31, 1999, no units have been granted under the Equivalent Plan.

 Retirement Plans

  Effective April 1, 1992, the Company adopted a 401(k) defined contribution retirement plan covering employees of its wholly-owned cable subsidiaries who are not covered by collective bargaining arrangements. Effective July 1, 1992, the Company adopted a similar 401(k) plan covering employees of its wholly-owned cable subsidiaries who are covered by collective bargaining agreements. If a participant decides to contribute, a

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)

portion of the contribution is matched by the Company. Total expense under the plans was approximately $1,473, $1,367 and $1,168, for the years ended May 31, 1999, 1998 and 1997, respectively.

NOTE 14. Regulatory Matters

  On October 5, 1992, Congress enacted the Cable Television Consumer Protection and Competition Act of 1992 ("the 1992 Cable Act"). The 1992 Act substantially reregulated the cable television industry and imposed numerous requirements, including provisions regarding rates which may be regulated by the applicable local franchising authority and those to be regulated by the FCC, exclusive programming arrangements, the carriage of broadcast signals, customer service standards, leased access channels, VCR compatibility and various other matters.

  On February 8, 1996, "The Telecommunications Act of 1996" ("the 1996 Act"), was signed into law. The new law alters federal, state and local laws and regulations regarding telecommunications providers and services, including the cable television industry. The 1996 Act deregulated (except for basic service) cable service rates on March 31, 1999.

NOTE 15. Strategic Partnership

  On November 18, 1998, the Company and TCI Communications, Inc. ("TCI") entered into a definitive agreement to establish a strategic partnership (the "Partnership"). TCI will contribute to the Partnership all the assets related to the businesses of certain cable television systems owned and operated by TCI serving approximately 243,400 primary basic subscribers in the area of southern California. The Company will contribute to the Partnership all the assets related to the businesses of certain cable television systems owned and operated by the Company serving approximately 528,700 primary basic subscribers in the area of southern California, including approximately 94,400 primary basic subscribers to be acquired in an exchange of cable systems described below as well as approximately 19,000 primary basic subscribers related to the Company's pending acquisition of the cable television system serving Moreno Valley and Riverside, California (See Note 5). The Company will manage the newly combined cable systems and own approximately 69.5 percent of the Partnership. The cable systems contributed by each party will be valued based upon annualized cash flow of such contributed systems as of the closing date of the transaction, subject to certain fees and expenses. These values will be used in the process of determining the ownership percentages of the respective parties at the closing date of the transaction.

  The Company is expected to manage the Partnership in return for a management fee payable by the Partnership calculated based on a percentage of the annual total gross revenues of the Partnership, in addition to payment of certain fees and expenses. However, under the Agreement of Limited Partnership, the Partnership may not, among other things, without the approval of the TCI partner or the unanimous vote of all the members of the Partnership committee, enter into certain transactions with affiliates, issue any Partnership or other equity interest, permit any subsidiary to issue any equity interest, effectuate certain mergers or other business combinations or incur in excess of certain levels of indebtedness.

  As part of the Partnership Transaction, the Company and TCI have agreed to exchange cable systems owned by the Company in certain communities in northern California for certain cable systems owned by TCI in southern California, allowing each of them to unify operations in existing service areas. TCI will exchange its East San Fernando Valley cable system serving approximately 94,400 primary basic subscribers for the Company's northern California cable systems (San Pablo, Benecia, Fairfield and Rohnert Park, California), serving approximately 95,900 primary basic subscribers.

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)

  It is anticipated that the Partnership will be funded by approximately $900,000 of indebtedness. There is no assurance that such financing will be available to the Partnership or that the Partnership will be able to obtain such financing on terms favorable to the Partnership.

  The closing of the foregoing transactions is subject to, among other things, each party obtaining the required consents and all appropriate regulatory and other approvals, including from the Federal Communications Commission and local franchising authorities and under the HSR Act. On February 18, 1999, the waiting period under the HSR Act for the Partnership Transaction terminated. In connection with the Partnership Transaction, the Company has completed filing the material applications seeking transfer of the Company's applicable franchise licenses with the FCC and local franchising authorities. There is no assurance that the Company will obtain such approvals or that such transactions will be consummated.

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)


NOTE 16. Quarterly Financial Information (Unaudited)

                                              Three Months Ended
                                 ---------------------------------------------
                                 August 31, November 30, February 28, May 31,
                                    1996        1996         1997       1997
                                 ---------- ------------ ------------ --------
Revenues.......................   $112,728    $115,172     $113,542   $118,204
Operating income (loss)........     24,648      22,668       24,332     16,195
Loss from continuing
 operations....................    (10,004)     (8,698)     (13,963)   (21,200)
Loss from discontinued
 operations....................    (51,208)     (8,559)      (9,405)   (11,256)
Loss from extraordinary item...         --          --           --     (7,582)
Net loss.......................    (61,212)    (17,257)     (23,368)   (40,038)
Loss from continuing operations
 per common share--basic.......       (.15)       (.13)        (.20)      (.30)
Loss from discontinued
 operations per common share--
 basic.........................       (.69)       (.12)        (.13)      (.14)
Loss from extraordinary item
 per common share--basic.......         --          --           --       (.10)
Net loss per common share--
 basic (1).....................       (.84)       (.25)        (.33)      (.54)

                                              Three Months Ended
                                 ---------------------------------------------
                                 August 31, November 30, February 28, May 31,
                                    1997        1997         1998       1998
                                 ---------- ------------ ------------ --------
Revenues.......................   $119,564    $121,322     $120,725   $123,125
Operating income...............     24,589      24,193       24,941     30,745
Loss from continuing
 operations....................    (15,376)    (19,784)     (22,266)   (20,456)
Loss from discontinued
 operations....................     (9,193)    (23,828)      (6,852)    (3,216)
Net loss.......................    (24,569)    (43,612)     (29,118)   (23,672)
Loss from continuing operations
 per common share--basic.......       (.22)       (.28)        (.32)      (.29)
Loss from discontinued
 operations per common share--
 basic.........................       (.12)       (.32)        (.09)      (.05)
Net loss per common share--
 basic(1)......................       (.34)       (.60)        (.41)      (.34)

                                              Three Months Ended
                                 ---------------------------------------------
                                 August 31, November 30, February 28, May 31,
                                    1998        1998         1999       1999
                                 ---------- ------------ ------------ --------
Revenues.......................   $126,716    $129,732     $131,278   $131,858
Operating income...............     30,826      28,981       29,075     37,234
Income (loss) from continuing
 operations....................    (20,838)    (25,125)       5,971    (18,114)
Gain on sale of discontinued
 operations....................         --          --      312,142      2,148
Net income (loss)..............    (20,838)    (25,125)     318,113    (15,966)
Income (loss) from continuing
 operations per common share--
 basic.........................       (.28)       (.33)         .08       (.24)
 --diluted.....................       (.28)       (.33)         .08       (.24)
Gain on sale of discontinued
 operations per common share--
 basic.........................         --          --         4.15        .03
 --diluted.....................         --          --         4.08        .03
Net income (loss) per common
 share--basic(1)...............       (.28)       (.33)        4.23       (.21)
 --diluted (1).................       (.28)       (.33)        4.16       (.21)

--------
(1) See Note 1 Loss per common share.

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber and share data)


NOTE 17. Subsequent Event

  On August 26, 1999, CCC-I and CCC-II borrowed $525,000 and $350,000, respectively, under the CCC-I and CCC-II credit facilities (See Note 8) and has invested these proceeds in short-term time deposits.